Exhibit 99.1

LAZYDAYS HOLDINGS PROVIDES UPDATE ON PREVIOUSLY ANNOUNCED RIGHTS OFFERING

TAMPA, Fla., Oct. 5, 2023 /PRNewswire/ -- Lazydays Holdings, Inc. (NasdaqCM: LAZY) (the “Company” or “Lazydays”) announced today that it has filed an amendment to the registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to its previously announced rights offering. As provided in the filing, the Company will raise up to $100,000,000 gross proceeds from the sale of Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the exercise of non-transferable rights (the “Rights”) issued to holders (the “Holders”) of the Company’s Common Stock, the Company’s pre-funded warrants (the “Warrants”) and the Company’s series A convertible preferred stock (the “Series A Preferred Stock”) at a price to be determined at the time the offering commences. All Holders as of a record date, which has yet to be determined, will receive one Right for each share of Common Stock owned or issuable upon exercise or conversion of Warrants and Series A Preferred Stock owned as of such record date. The subscription price has also yet to be determined. The Company will provide notice of the record date and subscription price in the future at such time as they are determined.

The proposed rights offering will include an over-subscription right, which will entitle a Holder who exercises all of its basic subscription rights in full the right to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right.

The Common Stock issued in connection with the rights offering will be listed on The Nasdaq Capital Market under the symbol “LAZY.” The Rights will not be listed for trading.

As further described in the amended Form S-1 filing, the net proceeds of the offering will be used for our growth initiatives including acquisitions and new business development activities and general corporate purposes, which may include repaying or refinancing our existing or future debt facilities.

The Company reserves the right to modify, postpone or cancel the rights offering at any time prior to the closing of the sale of the Common Stock in the rights offering.

Questions about the rights offering or requests for a copy of the prospectus may be directed to the Information Agent, Broadridge Corporate Issuer Solutions, Inc., at 888-789-8409.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy the Rights or the underlying Common Stock, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Lazydays

Lazydays has been a prominent player in the RV industry since its inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Its commitment to excellence has led to enduring relationships with RVers and their families, who rely on Lazydays for all their RV needs. With a strategic approach to rapid expansion, Lazydays is growing its network through both acquisitions and new builds. Its wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you are a seasoned RVer or just starting your adventure, Lazydays’ dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary. Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding the proposed rights offering.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally); changes in customer demand; the Company’s relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers; risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms); acts of God or other incidents which may adversely impact the Company’s operations and financial performance; government regulations; legislation; and the factors discussed in “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and from time to time in the Company’s other filings with the SEC.

News Contact:
+1 (813) 204-4099
investors@lazydays.com